TEAMING AGREEMENT

      THIS AGREEMENT is entered into as of April 22, 1997 between DUKE ENGINEERING & SERVICES, INC. ("DE&S") and EUROTECH LTD. ("Eurotech").

      WHEREAS, the parties desire to work together as a team to market the EKOR technology on a worldwide basis (hereinafter the "Work");

      WHEREAS, the parties wish to define their mutual roles, responsibilities and commitments in connection with the development and the performance of the Work;

      WHEREAS, the parties intend to consider the formation of a new joint business entity as the market for the Work develops;

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1.    MARKETING

      A. The parties shall cooperate as a team to develop market opportunities for the Work. Any opportunity covered by this Agreement identified by one party shall be immediately communicated to the other party.

      B. The parties shall mutually market the Work and aggressively pursue bid opportunities utilizing the respective expertise of each party.

      C. Each party shall bear its own costs and expenses in connection with marketing and submitting proposals for the Work. Neither party shall commit or obligate the other party to perform any Work or accept any responsibilities without such other party's prior written consent.

      D. The parties shall review each bid opportunity to mutually determine if a team bid is desired, appropriate, and acceptable to the customer. Each party will have the right to refuse to bid the Work. If a party refuses to jointly bid the Work, then only the party willing to proceed is free to bid the Work alone or with others.

      E. Prior to submittal of a team proposal, the parties will determine whether the proposal will be presented as a joint venture between the parties or which party will bid as prime contractor with the other as designated subcontractor. This determination will be made so as to
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            result in the most efficient manner of performance of the Work. In the event of an award, the prime contractor shall offer and the designated subcontractor shall accept a subcontract from the prime contractor with the prior agreed upon terms and conditions for its portion of the Work or the parties shall enter into a joint venture agreement with the prior agreed upon terms and conditions.

      F. The parties agree to establish standard pricing which is competitive for the Work being provided, and to share proportionately on any price reductions necessary to win a competitive bid. In addition, the prime contractor shall not mark up the price proposed by the subcontracting party named in this Agreement.

      G. The designated prime contractor will prepare the proposal, integrate information supplied by the designated subcontractor, consult with the designated subcontractor on decisions affecting its input to the proposal, obtain agreement on contract terms and conditions, and submit the proposal to the customer. The prime contractor will identify the other party as subcontractor and use its best efforts to secure customer approval of the use of the other party. The prime contractor will keep the subcontractor fully advised of the status of the proposal including negotiations, schedule, and any change which may affect the subcontractor's areas of responsibility. If the subcontractor is not approved by the customer as a subcontractor, or if the prime contractor is not the successful bidder, the parties may request agreement to pursue the Work as may be in their respective best interests. This agreement will not be unreasonably withheld.

      H. Each party hereby commits itself to take the necessary reasonable steps toward the pursuit of any request for proposal, provided such proposal is acceptable to both team members, and further commits itself to the successful performance of any contract based on any such proposal.

      I. If a contract is awarded by a customer, invoices for completed work will be submitted promptly by the subcontractor to the prime contractor and the prime contractor will submit promptly the invoices to the customer in accordance with the customer's purchase order. Payment received for work of the designated subcontractor will be made by the prime contractor to the


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            subcontractor within ten (10) days following receipt by the prime contractor of payment from the customer.

            The prime contractor agrees to present to the customer any and all reasonable claims of the designated subcontractor arising out of the performance of the work provided the designated subcontractor assists in this presentation at its expense. If these claims are not paid by the customer, the prime contractor will not be liable to the subcontractor for the claims.

      J. During the term of this Agreement, the parties agree that they shall not directly or indirectly take part in bidding for any of the Work without the other party's participation as called for in this Agreement and shall not take any action which might impair the chances for award of any part of the Work. This obligation is binding on any subsidiaries or related companies or parties under the direct or indirect control of the parties to this Agreement. Each party agrees to work with, and only with, the other party in seeking and performing the proposed Work covered by this Agreement except in the event of any of the following:

            1. when the customer determines that either or both parties are not acceptable and chooses either to place the Work with the other party, or the other party and a third party, or with neither of the parties, ss. 1.G will apply; or

            2. when a party is unable or unwilling to participate in the proposed Work, ss.1.D. will apply.

      K. During the term of this Agreement, each party is free to compete with the other for work, except with respect to Work covered by this Agreement.

2.    PROPRIETARY INFORMATION

      Any proprietary information transferred by the parties pursuant to this Agreement shall be identified by the disclosing party as such by appropriate stamp or marking on the documents transferred. The receiving party will hold such proprietary information in confidence during the term of this Agreement and for ten (10) years after its termination. During this period, the receiving party will use such information only in connection with its responsibilities under this Agreement and any resulting contracts and make such information available only to its employees having a "need to know" in order for them to carry out their functions in connection with such responsibilities. Unless authorized in writing by the dis-


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      closing party, the receiving party will not otherwise use or disclose such proprietary information during the ten year period. Information shall be afforded the protection of this ss.3, except:

      A. information which, at the time of disclosure, is in the public domain through no fault of the receiving party;

      B. information which, after disclosure, becomes part of the public domain other than by the fault of the receiving party;

      C. information which the receiving party acquires from a third party without restriction on its use and/or disclosure;

      D. information which the receiving party can show by written records was developed independently of the disclosing party; or

      E. information which is disclosed pursuant to a legal requirement, provided that the receiving party shall promptly notify the disclosing party of such requirements and the parties shall cooperate to minimize such disclosure.

      The receiving party is required to return or, if authorized, destroy all proprietary information and all copies thereof received under this Agreement upon written request of the disclosing party on the termination of this Agreement, except that proprietary information necessary to complete any outstanding obligations under this Agreement and any resulting contracts may be retained until those obligations have been satisfied.

3.    RELATIONSHIP OF THE PARTIES

      A. The parties throughout the term of this Agreement shall be independent entities, and nothing contained herein shall be considered to constitute a joint venture, partnership or otherwise imply joint and several liability, nor to constitute either party the agent of the other, nor in any manner to limit the parties in the conduct of their respective businesses or activities with respect to other contracts for the performance of other work.

      B. This Agreement may not be assigned or otherwise transferred by a party, in whole or in part, without the express prior written consent of the other party.



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4.    PUBLICITY

      Any news release, public announcement, advertisement or other publicity proposed to be released by a party, concerning the Work or identifying the other party in connection with this Agreement or any resulting contract shall be subject to the approval of the other party prior to release, which approval shall not be unreasonably withheld.

5.    TERM AND TERMINATION

      A. This Agreement and all rights and duties hereunder, except those in ss.ss.2, 5 and 6 will cease and terminate upon the first to occur of the following:

            1. the expiration of two (2) years from the date of this Agreement unless extended by mutual agreement;

            2.    mutual agreement between the parties;

            3. by a party giving thirty (30) days written notice to the other party of its intent to terminate this Agreement;

            4. if a party is declared bankrupt or insolvent or has a receiver appointed for its property, or petitions for reorganization or other benefits under the bankruptcy laws, or makes an assignment for the benefit of creditors; or

            5. in the event of a transfer by sale or otherwise of a controlling interest in the assets of one party to a competitor of the other party.

      B. Upon termination of this Agreement, the parties agree to fulfill all outstanding obligations to each other or to any customer under this Agreement or resulting proposals or contracts, unless ss.5.A.4. applies.

6.    GENERAL

      A. If any provision of this Agreement is found to violate any law or regulation which in any way affects the implementation of such provision, the parties agree to modify such provision in order to give effect to the intent of the parties as expressed therein.

      B. This Agreement shall be construed in accordance with the laws of the State of North Carolina, excluding its conflict of laws principles.



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      C.    Each of the parties to this Agreement shall appoint a
            representative. All communications relating to this Agreement shall be directed to the specific person appointed by each of the parties in this Agreement. These appointments shall be kept current during the period of this Agreement.

            DE&S

            T. R. Stevens
            Duke Engineering & Services, Inc.
            400 South Tryon Street
            P. O. Box 1004
            Charlotte, North Carolina 28201-1004
            Telephone: (704) 382-7613
            Fax: (704) 382-8766

            Eurotech
            R. A. Graves, Jr.
            1200 Prospect Street
            Suite 425
            LaJolla, California 92037
            Telephone: (619) 551-6844
            Fax: (619) 551-6840

      D. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be resolved by arbitration before one Arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). Arbitration proceedings shall be held in Charlotte, North Carolina if Eurotech begins the arbitration and in LaJolla, California if DE&S begins the Arbitration, and judgment upon any arbitration award may be entered in any court having jurisdiction thereof, the parties hereby consenting to the jurisdiction of such courts for this purpose.
            Each party shall be entitled, under the supervision of the Arbitrator, to the amount of pre-arbitration discovery deemed reasonable by the Arbitrator. The discovery period shall not exceed sixty (60) days. If the parties cannot agree upon an Arbitrator, the Arbitrator shall be appointed by the AAA. The Arbitrator's award shall be in writing and shall be final and binding upon the parties. The parties shall share the procedural costs of arbitration equally unless the Arbitrator decides otherwise. Each party shall pay its own attorneys' fees and other costs incurred by it in connection with the arbitration.


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      E.    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY
            INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES WHATSOEVER, INCLUDING LOSS OF ANTICIPATED PROFITS, REVENUES OR SALES OR GOODWILL, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNDER ANY WARRANTY OR OTHERWISE ARISING OUT OF OR RELATING TO THE WORK OR THIS AGREEMENT AND EACH PARTY HEREBY RELEASES THE OTHER PARTY FROM ANY LIABILITY FOR ALL SUCH LOSSES AND DAMAGES.

      F. This Agreement contains the entire agreement of the parties and cancels and supersedes any previous understanding or agreement related to the Work whether written or oral. All changes or modifications to this Agreement must be agreed to in writing by the parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Teaming Agreement by their duly authorized of officers effective as of the date first above written.

DUKE ENGINEERING & SERVICES, INC.


By: ________________________

Title: _____________________


EUROTECH LTD.


By: _________________________

Title: ______________________



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